                               PRIVATE AGREEMENT
                     FOR THE SALE OF COMPANY SHAREHOLDINGS
                         AND INCREASE OF SHARE CAPITAL

In the year 1997, on this fourth day of the month of December, in Munich (Germany) between the undersigned parties Cybernet Internet Dienstleistung ag, resident in Munich (Germany) in Stefan George Ring, in the person of Mr. Alessandro Giacalone, by virtue of the power of attorney of the Board of Cybernet conferred on 27.11.1997, subsequently indicated as Cybernet or the Buyer for brevity;
on one side and
Mr. Roberto Loro, born in Vicenza and resident in Rovereto (TN) in Via
Firmian 4, tax identification No.
Stefano Longano, born in Bolzano (BZ) on 8th July 1962, resident in Rovereto
(TN) Viale Trento 1, tax identification No.
Domenico Loro, born in Dolce (VR) on 29th September 1938, resident in Rovereto
(TN), Via Firmian 4, tax identification No.
Angelo Longano, born in Trento (TN) on 21st July 1933, resident in Rovereto
(TN) Viale Trento 1, tax identification No.
Emma Pontara, born in Rovereto (TN) on 08.05.1938, resident in Rovereto (TN), Via Firmian 4, tax identification No.
Maria Teresa Francesconi, born in Brentonico (TN) on 29th January 1934, resident in Rovereto (TN) Viale Trento 1, tax identification No.
Mauro Longano, born in Bolzano (BZ) on 29th August 1963, resident in Rovereto
(TN) Via Salita del Dosso 50, tax identification No.
subsequently indicated as the sellers, on the other side.

                                    PREFACE

A) that Cybernet is interested in acquiring 66% of the shares of Eclipse Srl with registered offices in Rovereto (TN) in Via Salita del Dosso, 50, registered No. 131332 at the Trento Chamber of Commerce, Industry and Agriculture;
b) that Eclipse srl currently has a fully paid up share capital of Italian Lire 60,000,000.-(sixty million);

c) that Patrizia Loro, Roberto Loro e Stefano Longano are the owners of a total of 58% of the shares of Eclipse srl;
d) that the remaining 42% of the company shares, already owned by third parties, have been bought by Domenico Loro, Angelo Longano, Emma Pontara, Maria Teresa Francesconi e Mauro Longano in the interests of and in agreement with Patrizia Loro, Roberto Loro, Stefano Longano through an act dated 17.11.1997 (acts dated 17.11.1997 of the notary Bombardelli, Bolzano, files 73664-73665-73666);
e) that the buying price of the 42% of the company shares was altogether Italian Lire 120.000.000. = and the current composition of the share capital is as follows: Stefano Longano 34% (20,400 shares), Roberto Loro 20%, Patrizia Loro 4%, Domenico Loro 9%, Angelo Longano 9%, Emma Pontara 9%, Maria Teresa Francesconi 9%, Mauro Longano 6%.

Given the foregoing,

                       WE AGREE AND STIPULATE AS FOLLOWS

A) SALE OF THE COMPANY SHARES

1. Domenico Loro, Angelo Longano, Emma Pontara, Maria Teresa Francesconi e Mauro Longano undertake to sell to Cybernet, who accepts, the entire shareholding which they own, 42% of the total.
2. Roberto Loro e Stefano Longano undertake to sell to Cybernet which accepts, part of their shareholding, to the extent of 24% of the total.
3. the sale of the shareholding at the previous points 1 and 2 will take place contextually and without postponement by and not after 30.12.1997 by act of the Notary Falqui, Rovereto; the date of 30.12.1997 replaces and extends definitively to all effects the previous date established as 30.11.1997.
4. The sum to be paid for the sale of 66% of the shares is agreed at Italian Lire 303.600.000 to be paid as follows:
4.1 Italian Lire 120.000.000 on the first working day after the signing of this act via credit transfer to current account No. 10196/2 of the Cassa Rurale di Rovereto Bank, Rovereto branch (TN), Via Manzoni, 1 ABI 08210-CAB 20800;

4.2 The balance of Italian Lire 183,600,000 will be transferred by the day after the signing of the share sale act. The transfer of the shares shall be considered final and definitive only at the moment when the sum is credited at the Banca Italiana bank.

5. Once the sale of the shares has been completed the parties undertake to convene an extraordinary shareholders' meeting to deliberate:
- the modification of the business purpose and statute;
- the transformation of the company from srl to spa;
- the increase in share capital;
- the resignation of the sole director and the election of a board of directors;
- the election of the executive committee.
The Board of Directors will be composed of the chairman (from Cybernet) and six directors (three from Cybernet, three from Eclipse one of whom with the powers of managing director).
The executive committee will be composed of three members (from Eclipse).

6) The sellers declare and guarantee as follows:

6.1 The Eclipse company is in possession of all the requisites required by Italian Law to operate on the market, its company structure complies with the norms in force, it possesses 32% of the share capital of Sextant with registered offices in Bologna for which negotiations are going on for the sale of the shares, there are no share or other agreements which could affect or condition the business.

6.2 The share capital of Eclipse underwritten and fully paid up, comes to a total of Italian Lire 60,000,000. = and has not suffered reductions.

6.3 The shareholdings of the present undertaking are the full and exclusive property of the sellers, are not under any seizure order or affected by any restrictions.

6.4 The balance sheets comply with Italian standards and the accounting books are formally and substantially reliable, so that the situation which emerges as regards profit and loss is absolutely truthful. At 31st December 1997 it is presumed that the balance sheet will close in the following position: capitalisation: Italian Lire 73,468,000 =
(share capital 60,000,000 = and reserves 13,468,000)

- turnover Italian Lire 1,200,000,000.=
- gross profit Italian Lire 50,000,000.=

6.5 There are no disputes or lawsuits pending.

6.6 All contracts underwritten and obligations undertaken by the company are listed in the attachments 2-3-4-5-6-7-8-9.

6.7 All the software owned by the company, or used by it under licence for its business, and the relative contracts, are listed in attachment 10.

6.8 Eclipse Srl does not own any real estate property. Any and all rental contract copies are delivered to the buyer.

6.9 Eclipse Srl is the owner or tenant of all the goods and equipment used for its business.

6.10 Eclipse Srl has regularly presented all the declarations of a fiscal nature due under Italian Law and has consequently regulated each related situation. There are no matters pending of a fiscal nature of any kind.

6.11 The list of employees supplied by Eclipse (Attachment 1) is complete and exhaustive and no other work relationships of an employed nature are in force.

6.12 There are no outstanding salary back payments, severance payments, pensions, bonuses or benefits of any kind to employees or freelance workers.

6.13 Eclipse Srl does not own trademarks, patents, authors rights etc.

6.14 None of the selling shareholders have granted or grant their goods, services or advantages to Eclipse in relation to its business purpose, beyond their own work.

7. The sellers shall indemnify the buyer for any damage, loss or expense deriving from false declarations, violations of guarantee or non compliance with the agreements which should take place within one year of the definitive sale of the shares.

8. The sellers will respond, for a period of five years from the sale of the shares, for any damage, loss, expense or taxation expense which should derive from previous business.

9. For a period of 3 (three) years from the act of sale of the shares Patrizia Loro, Robert Loro e Stefano Longano shall not carry on business in direct or indirect competition with Eclipse either on their own account or with a company in which they are co-owners or administrators. For the same period the non competition agreement must also be observed by the buyers.

For each violation of the non competition agreement the non complying seller shall pay a penalty of Italian Lire 100,000,000. (one hundred million) to the buyer; each two week period of continued violation will be considered an independent case of violation.

10. Cybernet and those giving him cause, since they hold the majority on the board of directors of Eclipse srl, undertake to employ directly or have Patrizia Loro, Robert Loro and Stefano Longano employed by Eclipse for a period of at least three years, that is from 01.01.1998 to 31.12.2000, as directors of the company, with a net initial salary of not less than Italian Lire 57,000,000. = (fifty seven million) per annum, excluding expenses and any other benefits which the shareholders of Eclipse Srl may wish to confer following good business results. The contract may be reviewed on annually on the basis of the cost of living index (ISTAT index) and the results of the company management.

At least six months before the expiry of the three year period the Board of Directors of Eclipse shall communicate with each individual director regarding the extension or not of the working relationship after the end of the three year period.

11. Until 31.12.2000 Cybernet undertakes not to make any changes to the company statute, not to increase the share capital, not to transfer the registered offices and whatever else is not necessary to protect the interests of the company, if the decision is not approved by at least 80% (eighty) of the shareholdings.

B) INCREASE IN SHARE CAPITAL

1. The parties, with the exception of the outgoing shareholders, undertake to underwrite, contextually at the act of sale, 66% of the company shares to the buyer, an increase in share capital of Eclipse.

2. The new share capital is agreed in the amount of Italian Lire 600,000,000-=(six hundred million), so that the outlay of Cybernet will come to Italian Lire 356,400,000.=(three hundred and fifty six million, four hundred thousand), and the outlay of Patrizia Loro, Roberto Loro e Stefano Longano will be Italian Lire 183,600,000.=(one hundred and eighty three million six hundred thousand) altogether.

3. Payment of the above capital shall be made in successive phases by the 31.12.1998, as deliberated at the shareholders' meeting, bearing in mind the financial requirements of Eclipse.

Read, approved and undersigned.

signatures




Domenico Loro
who acts on his own and as solicitor for:
Longano Angelo, born in Trento (TN) on 21st July 1933, resident in Rovereto
(TN) Viale Trento 1, pensioner, tax identification No.
Francesconi M. Teresa, born in Brentonico (TN) on 29th January 1934, resident in Rovereto (TN) Viale Trento 1, pensioner, tax identification No.

on the special attorney dated 2nd December 1997 No, 124333 of the notary public Dr, Guido Falqui-Massidda of Rovereto;
Roberto Loro, born in Vicenza (VI) on 19th November 1965, resident in Rovereto
(TN), Via Firmian 4, tax identification No.
Longano Stefano, born in Bolzano (BZ) on 8th July 1962, resident in Rovereto
(TN) Viale Trento 1, tax identification No.
Loro Patrizia, born in Rovereto (TN) on 20th December 1967, resident in Rovereto (TN), Via Firmian 4, tax identification No.

La traduttrice
/s/ Patrizia Loro
------------------
Patrizia Loro
[SEAL]


                       PRETURA CIRCONDARIALE DI ROVERETO
                            VERBALE DI ASSEVERAZIONE

Il giorno 6/08/1998 avanti al sottoscritto Collaboratore di Cancelleria della Pretura di Rovereto e personalmente comparsa la Signorina Patrizia Loro, nata a Rovereto (TN) il 20.12.1967 ed ivi residente in Via Firmian n.4, la quale mi chiede di asseverare mediante giuramento la suestesa traduzione. Ammonita ai sensi di legge la stessa presta il giuramento di rito, ripetendo la formula:
"Giuro di avere bene e fedelmente proceduto alle operazioni affidatemi al solo scopo di far conoscere al Giudice la verita".
Del che e redatto il presente verbale che previa lettura e conferma viene sottoscritto come appresso.

La Traduttrice
/s/ Patrizia Loro
-------------------
Patrizia Loro
[SEVERAL SEALS]

SALE OF HOLDING IN A LIMITED COMPANY

Parties:

Domenio Loro, born in Dolce (VR) on 29th September 1938, resident in Rovereto
(TN), Via Firmian 4, accountant, tax identification No.         who acts on his
own and as solicitor for:

Emma Pontara, born in Rovereto (TN) on 8th May 1938, resident in Rovereto (TN), Via Firmian 4, teacher, tax identification No.

Angelo Longano, born in Trento (TN) on 21st July 1933, resident in Rovereto (TN) Viale Trento 1, pensioner, tax identification No.

Maria Teresa Francesconi, born in Brentonico (TN) on 29th January 1934, resident in Rovereto (TN) Viale Trento 1, pensioner, tax identification No.

Mauro Longano, born in Bolzano (BZ) on 29th August 1963, resident in Rovereto
(TN) Via Salita del Dosso 50, teacher, tax identification No.         on the
special attorney dated 2nd December 1997 No, 124333 of the notary public Dr, Guido Falqui-Massidda of Rovereto;

Roberto Loro, born in Vicenza (VI) on 19th November 1965, resident in Rovereto
(TN), Via Firmian 4, tax identification No.

Stefano Longano, born in Bolzano (BZ) on 8th July 1962, resident in Rovereto
(TN) Viale Trento 1, tax identification No.

Patrizia Loro, born in Rovereto (TN) on 20th December 1967, resident in Rovereto
(TN) Via Firmian 4, tax identification No.

Cybernet Ag Public Limited Company (SpA), with registered offices in Berlin, entered in the register of companies of the court of Charlottenburg at No. HRB 60318, by means of the attorney:

Alessandro Giacalone born in Pesaro on 4th July 1951, resident in Munich (Germany) Kirchseeon 85614, Hubertus Strasse 19, company director; authorised special attorney on 10th December 1997 No. 3071/1997 ANR 25792 - 25793 with asseverated translation with minutes bearing today's date No. 124465 file of notary Dr. Guido Falqui Massidda, currently being registered as within terms; attorney issued by the managing directors in turn authorised with statutory powers in the acts of the register of companies at the court of Charlottenburg No. HRB 60318.

                                     ******

Given that:
Pontara Emma is the owner of a shareholding of the nominal value of Italian Lire 5.400.000.= representing 9% of the share capital;

                                                                   [Three Seals]

Longano Angelo is the owner of a shareholding of the nominal value of Italian Lire 5.400.000 - representing 9% of the share capital;
Francesconi Maria Teresa is the owner of a shareholding of the nominal value of Italian Lire 5.400.000 - representing 9% of the share capital;
Longano Mauro is the owner of a shareholding of the nominal value of Italian Lire 3.600.000 - representing 6% of the share capital;
Loro Domenico is the owner of a shareholding of the nominal value of Italian Lire 5.400.000 - representing 9% of the share capital;
Loro Roberto is the owner of a shareholding of the nominal value of Italian Lire 12.000.000 - representing 20% of the share capital;
Longano Stefano is the owner of a shareholding of the nominal value of Italian Lire 20.400.000 - representing 34% of the share capital;
Loro Patrizia is the owner of a shareholding of the nominal value of Italian Lire 2.400.000 - representing 4% of the share capital, of the limited company
"Eclipse Srl" with registered offices in Rovereto (TN), Salita del Dosso 50, share capital Italian Lire 60,000,000 (sixty million) entered in the register of companies at the Trento Chamber of Commerce (Court of Rovereto) at No. 5099;
tax identification No. and VAT No. 01340360229;
the above intend to sell, some entirely, some partially, their shareholdings in the company to Patrizia Loro and the Cybernet AG
Given the foregoing, it is agreed and stipulated between the parties as follows:
1) Pontara Emma sells to Cybernet Ag, which accepts, her shareholding in the company described above, with all inherent active and passive rights and duties, for the sum of Italian Lire 83,300,000 (eighty-three million three hundred thousand);
2) Longano Angelo sells to Cybernet AG, which accepts, his shareholding in the company described above, with all inherent active and passive rights and duties, for the sum of Italian Lire 48,200,000 (forty-eight million two hundred thousand);
3) Francesconi Maria Terresa sells Cybernet AG, which accepts, her shareholding in the company described above, with all inherent active and passive rights and duties, for the sum of Italian Lire 83,300,000 (eighty-three million three hundred thousand);

4) Longano Mauro sells to Cybernet AG, which accepts, his shareholding in the company described above, with all inherent active and passive rights and duties, for the sum of Italian Lire 8,100,000 (eight million one hundred thousand);
5) Loro Domenico sells to Cybernet AG, which accepts, his shareholding in the company described above, with all inherent active and passive rights and duties, for the sum of Italian Lire 48,200,000 (forty-eight million two hundred thousand);
6) Loro Roberto sells Cybernet AG and to Loro Patrizia which accept, part of his shareholding in the company described above in the following proportions:
- to Cybernet AG Italian Lire 798,000 of nominal value representing 1.33% of the share capital for the sum of Italian Lire 1,800,000 (one million eight hundred thousand);
- to Loro Patrizia Italian Lire 4,398,000 of nominal value representing 7.33% of the share capital for the sum of Italian Lire 4,398,000 (four million three hundred and ninety-eight thousand) already paid and for which a receipt is issued;
the shareholding is sold with all inherent active and passive rights and duties;
7) Longano Stefano sells to Cybernet Ag, which accepts, part of his shareholding in the company described above Italian Lire 13,602,000 of nominal value representing 22.67% of the share capital of the company, with all inherent active and passive rights and duties, for the sum of Italian Lire 30,700,000 (thirty million seven hundred thousand).
Payment of the sums due from the sale to Cybernet Ag will be made by an order which the SpA will deliver to its bank the day after the signing of the present act.
With respect to Cybernet Ag, the act will thus be effective and the sales of the shareholdings will be considered complete from the moment in which payment, on an Italian bank named by the sellers, of the sum of Italian Lire 303,600,000 is credited in favour of the sellers themselves.
As a result of this the share capital holdings will then stand in the following proportions:
- Cybernet Internet Diensleistungen AG, a shareholding of 39,600,000, representing 66% of the share capital;

- Longano Stefano, a shareholding of 6,798,000 representing 11.33% of the share capital;
- Loro Roberto, a shareholding of 6,804,000 representing 11.34% of the share capital;
- Loro Patrizia, a shareholding of 6,798,000 representing 11.33% of the share capital;
the rest unchanged.
It is highlighted here that all measures with respect to the exercise of the first refusal rights of the previous shareholders have been taken.
Under the terms and to the effects of Law No. 151 of 19th May 1975, the parties declare that the company portions are personal goods.
Under the terms of the Legislative Decree (D.L.) No. 27 of 28th January 1991, converted to Law No. 102 on 25th March 1991, the selling parties declare:
- as regards Pontara Emma, Longano Angelo, Francesconi Maria Teresa, Longano Mauro, Loro Domenico, Loro Roberto, who intend to make use of the special dispositions contained in article 3 of the decree cited (forfeit system) opting expressly for this system;
- that the compliances and payments required by the law will be made;
- that the present sales represent the first sale of shareholdings between the parties in the current year.
As regards Longano Stefano, as the sale of more than 10% (ten per cent) of the share capital under the terms of No. 5 of article 3 of the D.L. No. 27 of 28th January 1991, the option described at No. 1 of article 3 of the same D.L. may not be exercised and the stamp duty will be paid as per No. 4 of article 2 of the nominated D.L. converted to Law No. 102 of 25th March 1991.
All expenses relating to the present act and its dependents are to be met by the selling parties, in fact, entirely by Cybernet AG, read, accepted and undersigned.
Rovereto, Via Paoli 21, 11th December 1997.

File No. 124466
                                 AUTHENTICATION

In Rovereto in my offices located at Via Paoli, No. two, I the undersigned Dr. Guido Falqui-Massidda, notary with registered offices in Rovereto, member of the register of Notaries of the united districts of Trento and Rovereto, certify that after foresaking with my consent the presence of witnesses, and having the legal requisites, and I notary being certain of the personal identity of the signatories, the preceding act is undersigned in my sight and presence by:
Loro Domenico, born in Dolce (VR) on 29th September 1938, resident in Rovereto
(TN), Via Firmian 4, accountant;
who acts on his own and as solicitor for:
Pontara Emma, born in Rovereto (TN) on 8th May 1938, resident in Rovereto (TN), Via Firmian 4, teacher,
Longano Angelo, born in Trento (TN) on 21st July 1933, resident in Rovereto
(TN) Viale Trento 1, pensioner,
Francesconi Maria Teresa, born in Brentonico (TN) on 29th January 1934, resident in Rovereto (TN) Viale Trento 1, pensioner,
Longano Mauro, born in Bolzano (BZ) on 29th August 1963, resident in Rovereto
(TN) Via Salita del Dosso 50, teacher,
on the special attorney dated 2nd December 1997 No, 124333 of the notary public Dr. Guido Falqui-Massidda of Rovereto, which is attached to the present act under the letter A/;
Loro Roberto, born in Vicenza (VI) on 19th November 1965, resident in Rovereto
(TN), Via Firmian 4,
Longano Stefano, born in Bolzano (BZ) on 8th July 1962, resident in Rovereto
(TN) Viale Trento 1,
Loro Patrizia, born in Rovereto (TN) on 20th December 1967, resident in Rovereto (TN), Via Firmian 4,
Cybernet AG, with registered offices in Berlin, entered in the register of companies of the court of Charlottenburg at NO. HRB 60318, by means of the attorney:
Giacalone Alessandro born in Pesaro on 4th July 1951, resident in Munich (Germany) Kirchseeon 85614, Hubertus Strasse 19, company director; authorised special attorney on 10th December 1997 No. 3071/1997 ANR 25792 - 25793 with asseverated translation with minutes bearing today's date No. 124465 file of notary Dr. Guido Falqui Massidda, currently being registered as within terms; attorney issued by the managing directors in

[Seal]
turn authorised with statutory powers in the acts of the register of companies at the court of Charlottenburg No. HRB 60318, Rovereto, eleventh of December nineteen ninety-seven.
                              11th December 1997.-
                              --------------------


signature
stamp

La traduttrice

/s/ Patrizia Loro
---------------------
Patrizia Loro


                       PRETURA CIRCONDARIALE DI ROVERETO
                            VERBALE DI ASSEVERAZIONE


Il giorno 6/08/98 avanti al sottoscritto Collaboratore di Cancelleria della Pretura di Rovereto e personalmente comparsa la Signorina Patrizia Loro, nata a Rovereto (TN) il 20.12.1967 ed ivi residente in Via Firmian n.4, la quale mi chiede di asseverare mediante giuramento la suestesa traduzione. Ammonita ai sensi di legge la stessa presta il giuramento di rito, ripetendo la formula:
"Giuro di avere bene e fedelmente proceduto alle operazioni affidatemi al solo scopo di far conoscere al Giudice la verita".

Del che e redatto il presente verbale che previa lettura e conferma viene sottoscritto come appresso.



La Traduttrice

/s/ Patrizia Loro
---------------------
Patrizia Loro


                                                                         [SEALS]